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                                                                      EXHIBIT 15

INDEPENDENT ACCOUNTANTS' AWARENESS LETTER

Compuware Corporation

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Compuware Corporation and subsidiaries for the periods ended December 31, 2003 and 2002 as indicated in our report dated February 9, 2004; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, is incorporated by reference in the following Registration Statements on Form S-8:
333-68808, 333-57984, 333-79821, 333-70549, 333-43971, 333-37873, 333-17263,
33-57364, 333-4522 and 33-70852.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan
February 9, 2004